FOR IMMEDIATE RELEASE

Media Contact: Christine Needles Global Corporate Communications Christine.Needles@interface.com +1 404-491-4660	Investor Contact: Bruce Hausmann Chief Financial Officer Bruce.Hausmann@interface.com +1 770-437-6802

Interface Reports First Quarter 2024 Results
One Interface strategy yielding strong results; Company increasing full fiscal year 2024 net sales guidance

ATLANTA – May 3, 2024 – Interface, Inc. (Nasdaq: TILE), a worldwide commercial flooring company and global leader in sustainability, today announced results for the first quarter ended March 31, 2024.

First quarter highlights:

•Net sales totaled $289.7 million, down 2% year-over-year.
•Gross profit margin increased to 38.1%, up 569 basis points year-over-year.
•GAAP earnings per share of $0.24; Adjusted earnings per share of $0.24.
•Currency neutral orders up 5.1% year-over-year.

"We delivered a strong start to the year. First quarter net sales came in at the high end of our guidance with notable strength in the Americas business. Our One Interface strategy is yielding tangible results including reduced complexity, continuous improvement of pricing and mix management, and synergies from the globalization of our core functions. These improvements contributed to significant profitability expansion in the first quarter,” commented Laurel Hurd, CEO of Interface.

“We recently rolled out a fresh and exciting new brand attitude, Made for More™, which showcases the best of Interface and encompasses our belief that our flooring products are made with purpose and without compromise. We are excited about One Interface’s collaborative focus, and we remain committed to positioning Interface for long-term success and increasing value for our shareholders,” concluded Hurd.

“Our selling teams did a great job driving favorable mix and price, and we further benefited from input cost deflation, which drove significant gross profit margin expansion in the first quarter. Effective commercial execution also led to 5.1% order growth year-over-year resulting in strong momentum as we move into the second quarter,” added Bruce Hausmann, CFO of Interface.

First Quarter 2024 Financial Summary

Sales: First quarter net sales were $289.7 million, down 2.0% versus $295.8 million in the prior year period.

Gross profit margin was 38.1% in the first quarter of 2024, an increase of 569 basis points from the prior year period. Adjusted gross profit margin was 38.6%, an increase of 528 basis points from adjusted gross profit margin for the prior year period due primarily to input cost deflation, higher selling prices and favorable product mix.

First quarter SG&A expenses were $86.0 million, or 29.7% of net sales, compared to $86.3 million, or 29.2% of net sales in the first quarter of 2023. Adjusted SG&A expenses were $86.2 million, or 29.7% of net sales, in the first quarter of 2024, compared to $83.2 million, or 28.1% of net sales, in the first quarter of 2023.

Operating Income: First quarter 2024 operating income was $24.4 million, compared to operating income of $9.5 million in the prior year period. First quarter 2024 adjusted operating income ("AOI") was $25.5 million versus AOI of $15.2 million in the first quarter of 2023.

Net Income and EPS: On a GAAP basis, the Company recorded net income of $14.2 million in the first quarter of 2024, or $0.24 per diluted share, compared to first quarter 2023 GAAP net loss of $0.7 million, or $0.01 per diluted share. First quarter 2024 adjusted net income was $14.2 million, or $0.24 per diluted share, versus first quarter 2023 adjusted net income of $4.0 million, or $0.07 per diluted share.

Adjusted EBITDA: In the first quarter of 2024, adjusted EBITDA was $38.8 million. This compares with adjusted EBITDA of $26.3 million in the first quarter of 2023.
Cash and Debt: The Company had cash on hand of $89.8 million and total debt of $391.8 million at the end of the first quarter 2024, compared to $110.5 million of cash and $417.2 million of total debt at the end of fiscal year 2023.

First Quarter Segment Results
AMS Results:
•Q1 2024 net sales of $169.9 million, up 0.4% versus $169.2 million in the prior year period.
•Q1 2024 orders were up 6.8% compared to the prior year period.
•Q1 2024 operating income was $18.2 million compared to $8.7 million in the prior year period.
•Q1 2024 AOI was $18.1 million versus AOI of $11.3 million in the prior year period.
EAAA Results:
•Q1 2024 net sales of $119.8 million, down 5.3% versus $126.6 million in the prior year period.
•Currency fluctuations had no material impact to EAAA Q1 2024 net sales versus the prior year period.
•Q1 2024 orders were up 2.8% compared to the prior year period on a currency neutral basis. EMEA was up 2.4%, Asia was up 14.9%, partially offset by Australia which was down 2.6%.
•Q1 2024 operating income of $6.3 million compared to $0.8 million in the prior year period.
•Q1 2024 AOI was $7.4 million versus AOI of $3.9 million in the prior year period.
Outlook

As Interface looks at 2024, while the macro environment remains dynamic, the Company continues to be encouraged by improving trends. Interface is increasing its full fiscal year net sales estimate and continues to expect a year-over-year increase in gross profit margins this fiscal year. A portion of the anticipated increase in net sales is expected to come from the retail segment, which generally has lower gross profit margins compared to Interface’s more premium product offerings. This sequential change in the Company’s anticipated overall product mix is reflected in the updated guidance below.

With that backdrop in mind, Interface has updated its full fiscal year 2024 guidance and is anticipating the following:

For the second quarter of 2024:
•Net sales of $335 million to $345 million.
•Adjusted gross profit margin of approximately 34.5%.
•Adjusted SG&A expenses of approximately $86 million.
•Adjusted Interest & Other expenses of approximately $8 million.
•Fully diluted weighted average share count of approximately 58.8 million shares.

For the full fiscal year 2024:
•Net sales of $1.29 billion to $1.31 billion.
•Adjusted gross profit margin of 35.5% to 36.0%.
•Adjusted SG&A expenses that are approximately 26.0% of net sales.
•Adjusted Interest & Other expenses of approximately $30 million.
•An adjusted effective tax rate for the full year of approximately 28%.
•Capital expenditures of approximately $42 million.

Webcast and Conference Call Information

Interface will host a conference call on May 3, 2024, at 8:00 a.m. Eastern Time, to discuss its first quarter 2024 results. The conference call will be simultaneously broadcast live over the Internet.

Listeners may access the conference call live over the Internet at:
https://events.q4inc.com/attendee/503232661, or through the Company's website
at:https://investors.interface.com.

The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Non-GAAP Financial Measures

Interface provides adjusted earnings per share, adjusted net income, adjusted operating income ("AOI"), adjusted gross profit, adjusted gross profit margin, adjusted SG&A expenses, currency neutral sales and currency neutral sales growth, net debt, and adjusted EBITDA as additional information regarding its operating results in this press release. These non-GAAP measures are not in accordance with – or alternatives to – GAAP measures, and may be different from non-GAAP measures used by other companies. Adjusted EPS, adjusted net income, and AOI exclude nora purchase accounting amortization, the cyber event impact, and restructuring, asset impairment, severance, and other, net. Adjusted EPS and adjusted net income also exclude the property casualty loss impact and the loss on discontinuance of interest rate swaps. Adjusted gross profit and adjusted gross profit margin exclude nora purchase accounting amortization. Adjusted SG&A expenses exclude the cyber event impact and restructuring, asset impairment, severance, and other, net. Currency neutral sales and currency neutral sales growth exclude the impact of foreign currency fluctuations.

Net debt is total debt less cash on hand. Adjusted EBITDA is GAAP net income excluding interest expense, income tax expense, depreciation and amortization, share-based compensation expense, cyber event impact, property casualty loss impact, restructuring, asset impairment, severance, and other, net, nora purchase accounting amortization, and the loss on foreign subsidiary liquidation. This news release should be read in conjunction with the Company's Current Report on Form 8-K furnished today to the U.S. Securities & Exchange Commission, which explains why Interface believes presentation of these non-GAAP measures provides useful information to investors, as well as any additional material purposes for which Interface uses these non-GAAP measures.

About Interface

Interface, Inc., (NASDAQ: TILE) is a global flooring solutions company and sustainability leader, offering an integrated portfolio of carpet tile and resilient flooring products that includes Interface® carpet tile and LVT, nora® rubber flooring, and FLOR® premium area rugs for commercial and residential spaces. Made with purpose and without compromise, Interface flooring brings more sophisticated design, more performance, more innovation, and more climate progress to interior spaces. A decades-long pioneer in sustainability, Interface remains “all in” on becoming a restorative business. Today, the company is focusing on carbon reductions, not offsets, as it works toward achieving its verified science-based targets by 2030 and its goal to become a carbon negative enterprise by 2040.

Learn more about Interface at interface.com and blog.interface.com, nora by Interface at nora.com, FLOR at FLOR.com, and the company's sustainability journey at interface.com/sustainability.

Follow us on Facebook, Instagram, LinkedIn, X, and Pinterest.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should,” “goal,” “aim," “objective,” “seek,” “project,” “estimate,” “target,” “will” and similar expressions. Forward-looking statements in this press release include, without limitation, any projections we make regarding the Company’s 2024 second quarter and full year 2024 under “Outlook” above. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including but not limited to the risks under the following subheadings in “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023: "We compete with a large number of manufacturers in the highly competitive floorcovering products market, and some of these competitors have greater financial resources than we do. We may face challenges competing on price, making investments in our business, or competing on product design or sustainability", "Our earnings could be adversely affected by non-cash adjustments to goodwill, when a test of goodwill assets indicates a material impairment of those assets", "Our success depends significantly upon the efforts, abilities and continued service of our senior management executives, our principal design consultant and other key personnel (including experienced sales and manufacturing personnel), and our loss of any of them could affect us adversely", "Large increases in the cost of our raw materials, shipping costs, duties or tariffs could adversely affect us if we are unable to pass these cost increases through to our customers", "Unanticipated termination or interruption of any of our arrangements with our primary third-party suppliers of synthetic fiber or our primary third-party supplier for luxury vinyl tile (“LVT”) or other key raw materials could have a material adverse effect on us", "The market price of our common stock has been volatile and the value of your investment may decline", "Changes to our facilities, manufacturing processes, product construction, and product composition could disrupt our operations, increase our manufacturing costs, increase customer complaints, increase warranty claims, negatively affect our reputation, and have a material adverse effect on our financial condition and results of operations", "Our business operations could suffer significant losses from natural disasters, acts of war, terrorism, catastrophes, fire, adverse weather conditions, pandemics, endemics, unstable geopolitical situations or other unexpected events", "Disruptions to or failures of information technology systems we use could adversely affect our business", "The impact of potential changes to environmental laws and regulations and industry standards regarding climate change and other sustainability matters could lead to unforeseen disruptions to our business operations", "Sales of our principal products have been and may continue to be affected by adverse economic cycles, and effects in the new construction market and renovation market", "Health crisis events, such as epidemics or pandemics, have adversely impacted, and may continue to impact, the economy and disrupt our operations and supply chains, which may have an adverse effect on our results of operations", "Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including foreign currency fluctuations, restrictive taxation, custom duties, border closings or other adverse government regulations", "The conflict between Russia and Ukraine and the Israel-Hamas war could adversely affect our business, results of operations and financial position", "Fluctuations in foreign currency exchange rates have had, and could continue to have, an adverse impact on our financial condition and results of operations", "The uncertainty surrounding the ongoing implementation and effect of the U.K.’s exit from the European Union, and related negative developments in the European Union, could adversely affect our business, results of operations or financial condition", "We have a substantial amount of debt, which could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our debt", "Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness", "We may incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness", and "We face risks associated with litigation and claims".
You should consider any additional or updated information we include under the heading “Risk Factors” in our subsequent quarterly and annual reports.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	3/31/2024	4/2/2023

Net Sales	$289,743	$295,792
Cost of Sales	179,338	199,919
Gross Profit	110,405	95,873
Selling, General & Administrative Expenses	85,959	86,254
Restructuring, Asset Impairment, and Other Charges	—	142
Operating Income	24,446	9,477
Interest Expense	6,423	8,505
Other (Income) Expense, net	(976)	1,500
Income (Loss) Before Taxes	18,999	(528)
Income Tax Expense	4,820	186
Net Income (Loss)	$14,179	$(714)

Earnings (Loss) Per Share – Basic	$0.24	$(0.01)

Earnings (Loss) Per Share – Diluted	$0.24	$(0.01)

Common Shares Outstanding – Basic	58,238	58,079
Common Shares Outstanding – Diluted	58,714	58,079

Consolidated Condensed Balance Sheets
(In thousands)	3/31/2024	12/31/2023
Assets
Cash	$89,774	$110,498
Accounts Receivable	147,185	163,386
Inventory	296,249	279,079
Other Current Assets	32,853	30,895
Total Current Assets	566,061	583,858
Property, Plant & Equipment	280,333	291,140
Operating Lease Right-of Use Asset	83,766	87,519
Goodwill and Intangible Assets	156,951	161,703
Other Assets	106,381	105,875
Total Assets	$1,193,492	$1,230,095

Liabilities
Accounts Payable	$74,503	$62,912
Accrued Liabilities	112,126	130,890
Current Portion of Operating Lease Liabilities	12,574	12,347
Current Portion of Long-Term Debt	8,523	8,572
Total Current Liabilities	207,726	214,721
Long-Term Debt	383,261	408,641
Operating Lease Liabilities	74,286	78,269
Other Long-Term Liabilities	99,671	102,517
Total Liabilities	764,944	804,148
Shareholders’ Equity	428,548	425,947
Total Liabilities and Shareholders’ Equity	$1,193,492	$1,230,095

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In thousands)	3/31/2024	4/2/2023
OPERATING ACTIVITIES
Net Income (Loss)	$14,179	$(714)
Adjustments to Reconcile Net Income (Loss) to Cash Provided by Operating Activities:
Depreciation and Amortization	9,616	9,991
Share-based Compensation Expense	3,915	3,004
Amortization of Acquired Intangible Assets	1,297	1,283
Deferred Income Taxes and Other Non-Cash Items	(4,386)	599
Change in Working Capital
Accounts Receivable	13,837	35,791
Inventories	(20,477)	(5,306)
Prepaid Expenses and Other Current Assets	(2,193)	(16,148)
Accounts Payable and Accrued Expenses	(3,169)	1,084
Cash Provided by Operating Activities	12,619	29,584
INVESTING ACTIVITIES
Capital Expenditures	(4,033)	(5,712)
Proceeds from Sale of Property, Plant, and Equipment	1,040	—
Insurance Proceeds from Property Casualty Loss	1,000	—
Cash Used in Investing Activities	(1,993)	(5,712)
FINANCING ACTIVITIES
Repayments of Long-term Debt	(34,783)	(53,225)
Borrowing of Long-term Debt	10,000	34,000
Tax Withholding Payments for Share-Based Compensation	(4,271)	(1,167)
Dividends Paid	(6)	—
Finance Lease Payments	(716)	(643)
Cash Used in Financing Activities	(29,776)	(21,035)
Net Cash (Used in) Provided by Operating, Investing and Financing Activities	(19,150)	2,837
Effect of Exchange Rate Changes on Cash	(1,574)	872
CASH AND CASH EQUIVALENTS
Net Change During the Period	(20,724)	3,709
Balance at Beginning of Period	110,498	97,564
Balance at End of Period	$89,774	$101,273

Segment Results

	Three Months Ended
(in thousands)	3/31/2024	4/2/2023
Net Sales
AMS	$169,915	$169,241
EAAA	119,828	126,551
Consolidated Net Sales	$289,743	$295,792

Segment AOI
AMS	$18,080	$11,269
EAAA	7,445	3,929
Consolidated AOI *	$25,525	$15,198

* Note: Segment AOI includes allocation of corporate and global support SG&A expenses

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share amounts)

	First Quarter 2024							First Quarter 2023
				Adjustments							Adjustments
	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income	Diluted EPS	Gross Profit	SG&A	Operating Income	Pre-tax	Tax Effect	Net Income (Loss)	Diluted EPS
GAAP As Reported	$110.4	$86.0	$24.4			$14.2	$0.24	$95.9	$86.3	$9.5			$(0.7)	$(0.01)
Non-GAAP Adjustments:
Purchase Accounting Amortization	1.3	—	1.3	1.3	(0.4)	0.9	0.02	1.3	—	1.3	1.3	(0.4)	0.9	0.02
Restructuring, Asset Impairment, Severance, and Other, net	—	(0.2)	0.2	0.2	0.0	0.2	—	—	(2.6)	2.7	2.7	(0.6)	2.1	0.04
Loss on Discontinuance of Interest Rate Swaps	—	—	—	—	—	—	—	—	—	—	0.4	(0.1)	0.3	0.01
Property Casualty Loss (1)	—	—	—	(1.0)	0.2	(0.7)	(0.01)	1.3	—	1.3	1.3	(0.3)	1.0	0.02
Cyber Event Impact	—	0.4	(0.4)	(0.4)	0.1	(0.3)	(0.01)	—	(0.5)	0.4	0.4	(0.1)	0.3	0.01
Adjustments Subtotal *	1.3	0.2	1.1	0.1	(0.1)	—	—	2.5	(3.0)	5.7	6.1	(1.4)	4.7	0.08
Adjusted (non-GAAP) *	$111.7	$86.2	$25.5			$14.2	$0.24	$98.4	$83.2	$15.2			$4.0	$0.07

(1) Represents property insurance (recovery) / loss
* Note: Sum of reconciling items may differ from total due to rounding of individual components

Reconciliation of Segment GAAP Financial Measures to Non-GAAP Financial Measures ("Currency Neutral Net Sales", "AOI")
(In millions)

	First Quarter 2024			First Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
Net Sales as Reported (GAAP)	$169.9	$119.8	$289.7	$169.2	$126.6	$295.8
Impact of Changes in Currency	(0.1)	0.1	0.1	—	—	—
Currency Neutral Net Sales *	$169.9	$119.9	$289.8	$169.2	$126.6	$295.8

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Quarter 2024			First Quarter 2023
	AMS Segment	EAAA Segment	Consolidated *	AMS Segment	EAAA Segment	Consolidated *
GAAP Operating Income	$18.2	$6.3	$24.4	$8.7	$0.8	$9.5
Non-GAAP Adjustments:
Purchase Accounting Amortization	—	1.3	1.3	—	1.3	1.3
Restructuring, Asset Impairment, Severance and Other, net	0.1	0.1	0.2	1.0	1.7	2.7
Property Casualty Loss	—	—	—	1.3	—	1.3
Cyber Event Impact	(0.2)	(0.2)	(0.4)	0.2	0.2	0.4
Adjustments Subtotal *	(0.1)	1.2	1.1	2.6	3.2	5.7
AOI *	$18.1	$7.4	$25.5	$11.3	$3.9	$15.2

* Note: Sum of reconciling items may differ from total due to rounding of individual components

	First Quarter 2024	First Quarter 2023	Last Twelve Months (LTM) Ended 3/31/2024	Fiscal Year 2023
Net Income (Loss) as Reported (GAAP)	$14.2	$(0.7)	$59.4	$44.5
Income Tax Expense	4.8	0.2	23.8	19.1
Interest Expense (including debt issuance cost amortization)	6.4	8.5	29.7	31.8
Depreciation and Amortization (excluding debt issuance cost amortization)	9.3	9.6	38.4	38.7
Share-based Compensation Expense	3.9	3.0	11.2	10.3
Purchase Accounting Amortization	1.3	1.3	5.2	5.2
Restructuring, Asset Impairment, Severance and Other, net	0.2	2.7	3.1	5.6
Property Casualty Loss(1)	(1.0)	1.3	(2.8)	(0.5)
Cyber Event Impact	(0.4)	0.4	0.2	1.1
Loss on Foreign Subsidiary Liquidation (2)	—	—	6.2	6.2
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$38.8	$26.3	$174.4	$162.0

(1) Represents property insurance (recovery) / loss
(2) Russia and Brazil foreign subsidiaries were substantially liquidated. The related cumulative translation adjustment was recognized in other expense.
* Note: Sum of reconciling items may differ from total due to rounding of individual components

	As of 3/31/24
Total Debt	$391.8
Total Cash on Hand	(89.8)
Total Debt, Net of Cash on Hand (Net Debt)	$302.0

	3/31/2024
Total Debt / LTM Net Income	6.6x
Net Debt / LTM AEBITDA	1.7x

Note: Sum of reconciling items may differ from total due to rounding of individual components

The impacts of changes in foreign currency presented in the tables are calculated based on applying the prior year period's average foreign currency exchange rates to the current year period.

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful basis for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, these non‑GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.
# # #